                                                                   Exhibit 10.4a

                                                                  Execution Copy


================================================================================


                          Shared Facilities Agreement
                                   (Roseton)


                            Dated as of May 8, 2001


                                    between


                            Dynegy Roseton, L.L.C.


                                      and
                                Roseton OL LLC



                             Roseton Units 1 and 2



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                   Page
ARTICLE I    DEFINITIONS.........................................................   2
     SECTION 1.1     Definitions.................................................   2
     SECTION 1.2     Use of Definitions..........................................   3

ARTICLE II   EFFECTIVE DATE; TERM................................................   3
     SECTION 2.1     Effective Date of Agreement.................................   3
     SECTION 2.2     Term........................................................   4

ARTICLE III  SHARED FACILITIES...................................................   4
     SECTION 3.1     Use of Shared Facilities....................................   4
     SECTION 3.2     Ownership of Shared Facilities..............................   4
     SECTION 3.3     Operation and Maintenance of Shared Facilities..............   4
     SECTION 3.4     Insurance for Shared Facilities.............................   5
     SECTION 3.5     Non-Exclusive Right to Use, Control of Shared Facilities....   6
     SECTION 3.6     Force Majeure...............................................   6
     SECTION 3.7     Condemnation of Shared Facilities...........................   6
     SECTION 3.8     Survival of Rights in Shared Facilities.....................   6

ARTICLE IV   PAYMENT.............................................................   7
     SECTION 4.1     Payment.....................................................   7
     SECTION 4.2     Late Payments...............................................   7
     SECTION 4.3     Payment Default.............................................   8
     SECTION 4.4     Right of Setoff.............................................   8

ARTICLE V    MISCELLANEOUS.......................................................   8
     SECTION 5.1     Amendments and Waivers......................................   8
     SECTION 5.2     Notices.....................................................   8
     SECTION 5.3     Successors and Assigns......................................   9
     SECTION 5.4     Transfers and Assignments...................................   9
     SECTION 5.5     Governing Law...............................................  10
     SECTION 5.6     Severability................................................  10
     SECTION 5.7     Counterparts................................................  10
     SECTION 5.8     Headings and Table of Contents..............................  10
     SECTION 5.9     Further Assurances..........................................  10
     SECTION 5.10    Limitation of Liability.....................................  11

                               TABLE OF CONTENTS

                                                                           Page
EXHIBIT A - Company Shared Facilities

EXHIBIT B - Owner Lessor Shared Facilities

                          Shared Facilities Agreement
                                   (Roseton)

     THIS SHARED FACILITIES AGREEMENT (this "Agreement"), dated as of May 8,
                                             ---------
2001 is entered into between DYNEGY ROSETON, L.L.C., a Delaware limited liability company (the "Company") and ROSETON OL LLC, a Delaware limited
                        -------
liability company (the "Owner Lessor").  The Owner Lessor and the Company are
                        ------------
referred to herein individually as a "Party" and collectively as the "Parties."
                                      -----                           -------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to the Deed and the Bill of Sale, the Owner Lessor has acquired the Facility from the Company, and concurrently leased the Facility to the Company pursuant to the Facility Lease;

     WHEREAS, pursuant to the Site Lease, the Owner Lessor has leased the Ground Interest from the Company, and concurrently leased the Ground Interest to the Company pursuant to the Site Sublease;

     WHEREAS, the Owner Lessor desires to obtain from the Company the right to use certain property and equipment located on the Facility Site or on the Additional Facility Site and more fully described on Exhibit A hereto (the "Company Shared Facilities"), together with certain related services, and the
 -------------------------
Company desires to obtain from the Owner Lessor the right to use, and to permit any Additional Owner to use, certain property and equipment located on the Facility Site and more fully described on Exhibit B hereto (the "Owner Lessor
                                                                 ------------
Shared Facilities"), together with certain related services, in each case which
-----------------
are used in common with the Company Owned Facilities and Owner Lessor Owned Facilities (the Company Shared Facilities and the Owner Lessor Shared Facilities being referred to herein collectively as the "Shared Facilities"), and each
                                              -----------------
Party hereto is willing to make available its interest in such property and equipment and to provide such services to the other Party on the terms and conditions provided herein; and

     WHEREAS, as a condition to the obligations of the Parties under the Participation Agreement and the other Operative Documents, the Parties desire to enter into this Agreement to establish their respective rights in the Shared Facilities and the services relating to the operation and maintenance of the Company Owned Facilities and the Owner Lessor Owned Facilities and the other matters provided herein.

     NOW, THEREFORE, in consideration of the payments hereunder, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. Unless the context hereof shall otherwise require, capitalized terms used, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement, dated as of May 1, 2001, among the Company, the Owner Lessor, the Owner Participant named therein, Wilmington Trust Company in the capacities referred to therein, and The Chase Manhattan Bank in the capacities referred to therein. The general provisions of such Appendix A shall apply to the terms used in this Agreement.

          "Additional Owner" shall have the meaning specified in the Site Lease.
           ----------------

          "Company Owned Facilities" shall mean (i) the electric generation
           ------------------------
     facilities and related assets owned by the Company or any of its Affiliates and not sold to the Owner Lessor that are located on the Facility Site, including but not limited to the Company Shared Facilities, and (ii) any Additional Facility at any time owned or operated by the Company or an Additional Owner on the Additional Facility Site or othewise.

          "Company Shared Facilities" shall have the meaning set forth in the
           -------------------------
     Recitals hereto.

          "Consulting Engineer" shall mean an independent firm of professional
           -------------------
     engineers providing professional services in the fields of engineering, design and construction management of electric generating facilities, reasonably chosen by the Company and reasonably acceptable to the Owner Lessor, provided, that at any particular time there shall be no more than one Consulting Engineer.

          "Contract Year" shall mean the 12-month period commencing at 12:01
           -------------
     a.m. on January 1 of each year and ending at 12:00 a.m. on the following January 1, except that the first Contract Year shall begin on the Lessor Possession Date and shall end at 12:00 a.m. on the following January 1.

          "Contractor" shall have the meaning set forth in Section 3.3 hereof.
           ----------

          "Event of Force Majeure" means any event which is not within the
           ----------------------
     reasonable control of the Company or the Owner Lessor and which directly or indirectly makes continued operation of the Company Owned Facilities or the Owner Lessor Owned Facilities impracticable including, the following, to the extent they meet the foregoing conditions: any type of labor dispute or industrial action of any kind (including, a strike, interruption, slowdown and other similar action on the part of organized labor), any lockout, act of public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, explosion, breakage or accident to machinery or equipment or pipe or transmission line or other facility, embargo, and any inability to obtain or delay in obtaining permits, approvals, equipment, materials or transport.

          "Expiration Date" shall mean the last day of the term of this
           ---------------
     Agreement in accordance with Section 2.1 of this Agreement.

          "Owner Lessor Owned Facilities" shall mean the Facility, consisting of
           -----------------------------
     electric generating and related facilities located on the Facility Site or on adjacent properties and sold to the Owner Lessor pursuant to the Deed and the Bill of Sale, including but not limited to the Owner Lessor Shared Facilities. The Owner Lessor Owned Facilities do not include the Retained Assets.

          "Owner Lessor Shared Facilities" shall have the meaning set forth in
           ------------------------------
     the Recitals hereto.

          "Parts" shall mean all appliances, parts, instruments, appurtenances,
           -----
     accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to the Shared Facilities.

          "Permitted User" shall mean the Owner Lessor, the Company, an
           --------------
     Additional Owner, any such Party's Affiliates or any such Party's
     Contractor.

          "Permitted Transferee" shall mean any Person that (1) at the time of
           --------------------
     the relevant transfer referred to in Section 5.4, is not the subject of any bankruptcy, insolvency or similar proceeding, and (2) unless waived by the other Party at the time of such transfer, has (or its beneficial owner or the guarantor of either of the foregoing has) a net worth of at least Seventy-Five Million and 00/100 Dollars ($75,000,000).

          "Shared Facilities" shall have the meaning set forth in the Recitals
           -----------------
     hereto.

     SECTION 1.2 Use of Definitions. All terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement.

                                  ARTICLE II

                             EFFECTIVE DATE; TERM

     SECTION 2.1 Effective Date of Agreement. This Agreement shall be effective on and as of the date hereof (the "Effective Date"); provided, however, that no
                                   --------------
Party shall have any obligation under Article 3 or 4 hereof until the Lessor Possession Date with respect to any Unit; provided, further, however, that this Agreement shall not in any way affect the respective rights and obligations of the Parties under the terms of any of the Operative Documents which may then still be in effect. Nothing herein contained shall be construed as requiring the other Party to take, or cause the taking of, any action in violation of or to prevent the other Party from exercising, or causing the exercise of, any of such Party's rights under, the Facility Lease. Prior to the Lessor Possession Date with respect to any Unit, the duties, responsibilities and rights of the Company in respect of the Facility shall be governed exclusively by the terms of the Facility Lease.

     SECTION 2.2 Term. The term of this Agreement shall commence on the Effective Date and shall expire on the earliest of (a) the last day of the Site Lease Term, (b) any earlier termination in accordance with Section 4.3, or (c) at such other time as may mutually be agreed upon by each of the Parties hereto; provided, however, that, in no event shall such term expire prior to release of the Lien of the Lease Indenture Trustee under the Lease Indenture without the consent of the Lease Indenture Trustee. Upon the expiration of the term of this Agreement, all rights with respect to the Shared Facilities granted and conveyed herein shall terminate.

                                  ARTICLE III

                               SHARED FACILITIES

     SECTION 3.1 Use of Shared Facilities. The Company and the Owner Lessor each hereby agrees to operate (or cause the operation in accordance with Section
3.2 hereof) the Company Shared Facilities and the Owner Lessor Shared Facilities, respectively, for its own benefit and for the benefit of the other Party (and, in the case of the Owner Lessor, for the benefit of any Additional Owner) to the extent necessary or useful in connection with the use and enjoyment of the Company Owned Facilities or the Owner Lessor Owned Facilities, as the case may be, during the term of this Agreement.

     SECTION 3.2 Ownership of Shared Facilities. Notwithstanding the provisions of any other agreement between the Company and the Owner Lessor, the Company shall at all times own the Company Owned Facilities, and the Owner Lessor shall at all times own the Owner Lessor Owned Facilities.

     SECTION 3.3 Operation and Maintenance of Shared Facilities. At all times during the term of this Agreement, each Party shall, or shall cause a Person which is at all times qualified and licensed or otherwise authorized under any Applicable Law to operate the Shared Facilities (including, in respect of the Owner Lessor, the Company) (such Person, such Party's "Contractor") to, use,
                                                       ----------
operate, maintain, inspect, service, repair, rebuild and overhaul the Shared Facilities owned by such Party, and each Part thereof, or cause the same to be operated, maintained, inspected, serviced, repaired, and overhauled in good operating order, repair and condition, reasonable wear and tear excepted, consistent with Prudent Industry Practice and in accordance with any Applicable Law and in such a manner as not intentionally to cause a material decrease or diminution of the value, residual value, utility or remaining useful life of any of the Owner Lessor Owned Facilities or Company Owned Facilities, as the case may be, reasonable wear and tear excepted; provided, however, that, such Party shall not be obligated to comply with any Applicable Law in respect of the matters hereinabove referred to, so long as such failure of compliance shall not involve:

          (a) a material risk of the foreclosure, sale, forfeiture or loss of any of the Owner Lessor Owned Facilities, the Company Owned Facilities, the Facility Site and the Retained Sites, or any material part of any of the foregoing;

          (b) a material adverse effect on the use, operation or maintenance of the Company Owned Facilities or the Owner Lessor Owned Facilities;

          (c) a material decrease or diminution of the value, utility or remaining useful life of any of the Company Owned Facilities or the Owner Lessor Owned Facilities; or

          (d) a risk of (or, except with respect to the risk of criminal liability, if the application or validity of such Applicable Law is being contested diligently and in good faith by appropriate proceedings, a material risk of) criminal liability or civil liability being incurred by any Transaction Party (other than such Party or such Party's Contractor) and, solely in the case of such civil liability, either (i) such Party has not agreed, in a written instrument in form and substance reasonably satisfactory to such Transaction Party, to indemnify such Transaction Party against the payment thereof or (ii) the event or events in question are recurring and are of such a nature so as to subject the other Party or any of its Affiliates to material adverse publicity or other consequences for which compensation in the form of reimbursement of monetary damages is, in the good faith judgment of such Person, not sufficient, and such Party fails to pursue diligently the cure of such event.

     SECTION 3.4 Insurance for Shared Facilities.

          (a)  General Coverage.  At all times during the term of this
               ----------------
     Agreement, each Party will cause to be carried and maintained on or with respect to the Company Shared Facilities or Owner Lessor Shared Facilities, as the case may be, with insurers of recognized responsibility selected by such Party, (i) insurance against damage to or destruction of such Shared Facilities and (ii) liability insurance with respect to third Party personal injury and property damage, in each case in such amounts and against such risks as is customary with companies with the same or similar facilities using Prudent Industry Practice.

          (b)  Application of Proceeds.  All proceeds of any insurance against
               -----------------------
     damage to or destruction of the Shared Facilities relating to an Event of Loss involving such Shared Facilities shall be paid to the Party owning such Shared Facilities, and such Party shall apply such proceeds first, in payment for the repair or restoration of such Shared Facilities, to the extent necessary so that the condition of such Shared Facilities after such repair or replacement shall be at least equivalent to the condition thereof before the occurrence of such Event of Loss (on the assumption that such Shared Facilities were, immediately prior to the occurrence of such Event of Loss, being maintained in accordance with the terms of this Agreement), if such repair or restoration has not already been paid for by such Party; provided, however, that such application of such proceeds shall be required only to the extent that services affected by such Event of Loss are not available from third parties at rates comparable to the rates payable to such Party for such services hereunder; and second, to reimburse such Party for any such payment or service made by such Party in connection with such repair or restoration, and any balance remaining shall be retained by or paid to such Party for its own account.

     SECTION 3.5 Non-Exclusive Right to Use, Control of Shared Facilities. Notwithstanding anything herein contained to the contrary, it is expressly understood and agreed that the Shared Facilities shall be made available for the use and benefit of the Owner Lessor Owned Facilities and the Company Owned Facilities on a nondiscriminatory basis, and all rights of the other Party hereunder shall be subject to all reasonable operational, environmental and safety rules and procedures required by the applicable Permitted User. Notwithstanding any provision herein to the contrary, if the Shared Facilities are, at any time, insufficient to allow the Owner Lessor Owned Facilities and the Company Owned Facilities, as the case may be, to operate in substantially the same manner and to substantially the same extent as was permitted prior to the Effective Date because of the construction of an Additional Facility, the Owner Lessor shall have priority use of the Shared Facilities in such amounts and for such time as required to allow the Owner Lessor Owned Facilities to operate, as to any Unit, in substantially the same manner and to substantially the same extent as such Unit was operated immediately prior to the Effective Date or immediately prior to the Lessor Possession Date as to such Unit, whichever such period used for measuring operating levels results in higher priority use for the Owner Lessor Owned Facilities. Prior to a Lessor Possession Date, the parties agree to cooperate with each other and to enter into mutually agreeable arrangements, each acting reasonably and in good faith, with respect to joint operation, maintenance and use of, and allocations of costs and expenses with respect to the Shared Facilities; provided, that all costs and expenses shall be shared by the parties based upon their respective utilization of the Shared Facilities.

     SECTION 3.6 Force Majeure. No Party hereto shall be considered to be in default in the performance of any of the obligations hereunder, other than obligations of the Parties hereto to pay amounts due hereunder, if failure of performance shall be due to an Event of Force Majeure. Any Party hereto rendered unable to fulfill any obligation by reason of an Event of Force Majeure shall give prompt notice of the same to the other Party, detailing such Event of Force Majeure and thereafter exercise due diligence to remove such inability with all reasonable dispatch. Payment obligations of either Party hereunder may be suspended to the extent and for so long as either Party's performance hereunder is suspended due to an Event of Force Majeure, except with regard to payment for services actually rendered and for such Shared Facilities made available prior to or during the occurrence of such Event of Force Majeure.

     SECTION 3.7 Condemnation of Shared Facilities. In the event all or any part of the Company Shared Facilities or Owner Lessor Shared Facilities, as the case may be, shall be taken by appropriation for public or quasi-public use under the right of eminent domain or otherwise, the award made by the condemning authority shall be distributed to the Company or the Owner Lessor, as their interests may appear. The Company or the Owner Lessor, as the case may be, shall apply all proceeds of the condemnation award received by it in respect of the Company Shared Facilities or the Owner Lessor Shared Facilities, as the case may be, toward the costs of repairing or replacing such Shared Facilities or the part thereof which has been damaged; and any such proceeds not required for such purpose shall be distributed to the other Party to the extent of the value of its interest in such Shared Facilities granted and conveyed hereunder.

     SECTION 3.8 Survival of Rights in Shared Facilities.  Except as provided in
Section 2.2, this Agreement shall not terminate, nor shall any of the rights in the Shared Facilities granted and conveyed hereunder be extinguished, lost, conveyed or otherwise impaired, in whole or in part, by any cause or for any reason whatsoever, including, the following: (a) the occurrence or existence of any Lease Event of Default; (b) any damage to or destruction of all or any part of the Company Owned Facilities or the Owner Lessor Owned Facilities, or the taking of the Company Owned Facilities or the Owner Lessor Owned Facilities or any portion thereof by expropriation, condemnation or otherwise; (c) any prohibition, limitation or restriction of any Party's use of all or any part of its property or the interference of such use by any Person, or any eviction by any person holding superior title or otherwise; (d) the termination or loss of the interest of the Owner Lessor or the Company under the Facility Lease; (e) the assumption by the Company of the obligations of the Owner Lessor under the Certificates, the Lease Indenture or any other Operative Document; (f) the coincident ownership by any Person of any estate or interest in any of the Shared Facilities and other rights granted and conveyed pursuant to this Agreement with any estate or interest in the Facility Site and the Retained Sites or any part thereof; (g) any inadequacy, incorrectness or failure of the description of the Facility Site, the Retained Sites, the Shared Facilities or any property or rights intended to be granted or conveyed by this Agreement; (h) any default in the performance or the observance by any Party hereto of any of their respective covenants and agreements to be performed and observed by it under any of the Operative Documents; (i) the insolvency, bankruptcy, reorganization or similar proceedings by or against any Party hereto; (j) any non-use or excessive use of the Shared Facilities, or (k) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

                                  ARTICLE IV

                                    PAYMENT

     SECTION 4.1 Payment. In consideration of the agreement of each Party to operate its Shared Facilities and the other services to be provided by such Party hereunder, the other Party shall pay to such Party on the January 2 or July 2 which first succeeds the initial Lessor Possession Date, and on each January 2 and July 2 thereafter to and including the Expiration Date (and on the Expiration Date, if such date is not a January 2 or July 2), an amount to be mutually agreed from time to time between the Parties, or, if at any time the Parties cannot reach such mutual agreement, an amount equal to the Shared Facilities Fair Market Rental Value (each a "Shared Facilities Payment"). As
                                             -------------------------
used herein, the term "Shared Facilities Fair Market Rental Value" shall mean,
                       ------------------------------------------
for any period, the amount which would be determined in an arms-length negotiation between an informed and willing owner of property equivalent to the Company Shared Facilities or the Owner Lessor Shared Facilities, as applicable (under no compulsion to grant a right of use in such property) and an informed and willing prospective user of such property (under no compulsion to use such property) for the non-exclusive use of such property on the terms set out herein for such period, as established as promptly as practicable after the Lessor Possession Date, but in no event more than ninety (90) days after such date, by the Consulting Engineer. The determination by the Consulting Engineer of the Shared Facilities Fair Market Rental Values will be binding on each of the Company and the Owner Lessor. Any Shared Facilities Payments hereunder shall be in U.S. Dollars, and shall be made to such Person and at such location as the receiving Party shall designate in writing to the other Party from time to time.

     SECTION 4.2 Late Payments. In the event any payment required to be made hereunder is not submitted within the time period herein specified, the Party failing to make such payment shall pay, in addition to the amount of the required payment, interest at a rate per annum equal to the Overdue Rate, from the date when such payment was due to the date of payment.

     SECTION 4.3 Payment Default. The failure of either Party to make any payment required to be made under Section 4.1 within 30 days after receipt of written notice of such nonpayment shall constitute a default hereunder. If any such default occurs and is continuing, the non-defaulting Party may, in its sole discretion, either (i) terminate this Agreement by giving written notice to the defaulting Party, which termination shall be effective on a date specified in such notice that is no earlier than 30 days following the date of such notice unless such default shall have been cured prior to such specified date; or (ii) suspend performance of its obligations hereunder (but shall be entitled to receive services from the defaulting party hereunder); provided that if the Lien of the Lease Indenture shall not have been discharged, or if any lease or mortgage financing has been obtained with respect to any Additional Facility and has not been discharged, the non-defaulting Party shall notify the Lease Indenture Trustee or such other financing parties, as the case may be, of such default and the intention to terminate, and such termination shall be subject to any cure rights granted to the Lease Indenture Trustee under the Lease Indenture or to such other financing parties under the applicable financing documents.

     SECTION 4.4 Right of Setoff. On each Payment Date, all amounts required to be paid by either Party hereunder may be set off against any amount required to be paid to the other Party pursuant to Section 4.1 of this Agreement. The owing Party shall pay any balance due to the other Party on each such Payment Date.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

     SECTION 5.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

     If to the Company:

          Dynegy Roseton, L.L.C.
          c/o Dynegy Northeast Generation, Inc.
          992 River Road
          Newburgh, New York 12550
          Telephone No.: (845) 563-4961
          Facsimile No.: (845) 563-4992
          Attention: Daniel P. Thompson, Vice President, Operations

          with a copy to:

          Dynegy Power Corp.
          1000 Louisiana Street, Suite 5800
          Houston, Texas 77002
          Telephone No.: (713) 507-6823
          Facsimile No.: (713) 767-8510
          Attention: Timothy A. Beverick, Esq.

     If to the Owner Lessor:

          Roseton OL LLC
          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE 19890-0001
          Telephone No.: (302) 651-1000
          Facsimile No.: (302) 651-8882
          Attention: Corporate Trust Administration

          with a copy to the Lease Indenture Trustee and the Pass Through
          Trustees:

          The Chase Manhattan Bank
          Institutional Trust Services
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Telephone No.: (212) 946-7557
          Facsimile No.: (212) 946-8177/8178
          Attention: Annette M. Marsula, Vice President
                     International/Project Finance Team

     SECTION 5.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns as permitted by and in accordance with the terms hereof.

     SECTION 5.4 Transfers and Assignments. The Owner Lessor may not assign or otherwise transfer its rights or obligations under this Agreement to any Person except as part of the Owner Lessor's transfer of the Owner Lessor's Interest pursuant to the Operative Documents.

The Company may not assign or otherwise transfer its rights or obligations under this Agreement to any Person, except that the Company may transfer or assign its rights and obligations hereunder in whole or in part to an Additional Owner or to a Lessee Transferee in accordance with Section 13.2 of the Participation Agreement. Neither the Company nor the Owner Lessor shall (nor shall it permit any other Person within its control to), without the prior written consent of the Company or the Owner Lessor, as the case may be, which consent shall not be unreasonably withheld, sell, assign, lease or otherwise transfer the Company Shared Facilities or the Owner Lessor Shared Facilities, as the case may be, to any Person that is not a Permitted Transferee, except for sales of assets no longer used or useful hereunder. The Company or the Owner Lessor, as applicable, shall cause each Person to whom the Company or the Owner Lessor shall sell, assign, lease or otherwise transfer the Company Shared Facilities or the Owner Lessor Shared Facilities, as the case may be, (other than in connection with any sale of assets no longer used or useful hereunder) to enter into an agreement assuming the obligations of the Company or the Owner Lessor hereunder, as applicable, in form and substance satisfactory to the Company or the Owner Lessor, as the case may be (accompanied by such opinions of counsel, certificates and other documents as the Company and the Owner Lessor shall reasonably request). Upon the execution and delivery of such new agreement by the transferee, assignee or tenant to the Company or the Owner Lessor, this Agreement shall terminate with respect to the Company or the Owner Lessor, as the case may be, and such party shall be fully released from all obligations and liabilities hereunder; provided, that in the case of a partial assignment or transfer to an Additional Owner, such termination and such release shall be applicable only to the rights and obligations assigned or transferred.

     SECTION 5.5 Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provision thereof, other than New York General Obligations Law Section 5-1401).

     SECTION 5.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.7 Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 5.8 Headings and Table of Contents. The headings of the sections and the table of contents of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     SECTION 5.9 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and to make such further assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement.

     SECTION 5.10 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company ("Wilmington"), not individually or personally but
                              ----------
solely as Lessor Manager under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                              DYNEGY ROSETON, L.L.C., a Delaware limited liability company

                              By: _______________________________
                                  Name:
                                  Title:

                              ROSETON OL LLC

                              By:  Wilmington Trust Company,
                                  not in its individual capacity, but solely as Lessor Manager under the LLC Agreement

                                  By:____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                           Company Shared Facilities
                           -------------------------


Miscellaneous
-------------
 .  Administration Building
 .  Site Security Buildings
 .  Warehouses, Receiving, Storage and Inventory Control Facilities
 .  Storerooms
 .  Security Fencing and Entry Gates
 .  Maintenance Management System Data Base

                                   EXH. A-1

                                                                       EXHIBIT B

                         Owner Lessor Shared Facilities
                         ------------------------------

Generating Station/General
--------------------------
 .  Wastewater Treatment Facility
 .  Waste Treatment Ponds
 .  Cooling Water Intake and Discharge System
 .  City Water Supply Mains and Metering Devices
 .  R-S Tie Line for Start-up and Auxiliary Power
 .  Auxiliary Boiler
 . Switchgear, Load Centers and Motor Control Centers for Units 1 and 2 . Makeup Water Demineralizer

Buildings
---------
 .  Main Building Housing Units 1 and 2, including
 .  Administrative Offices in the Main Building
 .  Chemistry Laboratory
 .  Maintenance Shops
 .  Control Room
 .  Building Heating and Ventilation System
 .  Training Rooms
 .  Locker Rooms, Showers, Toilets, Lunch Rooms, Kitchen
 .  Elevators

Environmental
-------------
 .  Sewage Collection and Treatment Facility
 . Chemical Spill Control, Containment Equipment and Storage Tanks . Oil/Water Separators
 .  Solid Waste Collection and Disposal Equipment
 .  Water Treatment for Effluent
 .  Bottom Ash/Salt Storage Building
 .  Oil Spill Containment Boom

Fire Protection/Prevention System
---------------------------------
 .  Hydrant and Hose Stations
 .  Fire Detection System
 .  Pump Houses
 .  Co2 and Chemical Systems

Fuel Supply
-----------
 . Fuel Oil Storage Tank Farm - Six 8,000,000 gallon No. 6 Fuel Oil Tanks . One 150,000 gallon No. 2 Fuel Oil Tank
 .  Fuel Oil Transfer Pump Houses

                                 EXH. B-1

 .  Oil Pipelines between Facility/Storage Tanks and the Fuel Oil Pump House
 .  Fuel Oil and Natural Gas Metering Devices
 . Natural Gas Supply Main from Regulator Station to Facility - all piping and equipment from the discharge of the shut-off valves to Facility, including the relief valve
 .  Gas Chromatograph
 .  Dock equipment and facilities that are not included in the definition of
   Dock Facilities (as defined in Appendix A to the Participation Agreement)
 .  Fuel Oil Heat Tracing System

Communication
-------------
 .  Plant Monitoring System
 .  Any copper communication cables and associated terminating equipment located on site that is not owned by Central Hudson
 .  Equipment installed at the plant for purposes of radio communications
   (excluding portable communications equipment)
 . All fiber optic cables, including the cable that connects the Danskammer and Roseton Plants, and the associated terminating equipment. This equipment includes fiber optic cables, fiber optic terminal equipment, and associated multiplexing equipment, racks, and patch panels
 .  Telephone Vault
 .  Plant PA/Paging System

Transmission and Start-up Transformers
--------------------------------------
 .  High -Voltage Electrical Equipment (as defined in Appendix A to the
   Participation Agreement)
 .  2 Start-up Transformers (located in Danskammer substation)
 . 2 Station Service/Start-Up Power Breakers and Associated Switches (located in Danskammer substation)

Miscellaneous
-------------
 .  Perimeter Lighting
 . Bulk Chemical Storage System (Hydrogen, CO2 Nitrogen, Lubricants) . Cathodic Protection Systems
 .  Area Lighting (Powerhouse, Dock, Fuel Terminal, Parking Areas)

                                   EXH. B-2